UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 8, 2009
Quiksilver, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14229 (Commission File Number)	33-0199426 (IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA	92649
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(714) 889-2200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Index to Exhibits
EX-10.1
EX-10.2

Item 1.01 Entry Into a Material Definitive Agreement
Rhône Term Loan Facilities Commitment Letter
     On June 8, 2009, Quiksilver, Inc., a Delaware corporation (“Quiksilver, Inc.” and, together with its subsidiaries, the “Company”), and its subsidiary Quiksilver Americas, Inc. (“Quiksilver Americas”), entered into a commitment letter (the “Term Facilities Commitment Letter”) with Rhône Capital III L.P. on behalf of certain affiliated investment vehicles and affiliates (collectively, “Rhône”), pursuant to which Rhône committed, subject to certain conditions, to provide senior secured term loan facilities to the Company in an aggregate principal amount of approximately $150 million in exchange for, among other things, warrants to purchase shares of the common stock of Quiksilver, Inc. and the covenants to be made by the Company in the Term Facilities (as defined below). The commitment is subject to the satisfaction of all specified conditions on or before July 31, 2009.
     Pursuant to the Term Facilities Commitment Letter, Rhône has committed to provide (i) a senior secured term loan facility to Quiksilver Americas in an aggregate principal amount of $125 million (the “U.S. Facility”) and (ii) a senior secured term loan facility for a new European wholly-owned subsidiary of Quiksilver, Inc. (“Quiksilver Europe”) in an aggregate principal amount of €20 million (the “European Facility”). Each of these term loan facilities (the “Term Facilities”) would have a term of five years, be subject to no interim amortization, bear interest at 15% per annum, payable quarterly, and be fully funded upon closing. Any amounts subsequently repaid would not be available to be re-borrowed. Quiksilver Americas would have the option of paying up to 6.0% per annum of the interest in respect of the U.S. Facility quarterly in kind so long as no default exists under the U.S. Facility, with the remaining portion payable in cash. Quiksilver Europe would have the option of paying up to 100% of the interest in respect of the European Facility quarterly in kind so long as no default exists under the European Facility. Both Term Facilities would be guaranteed by Quiksilver, Inc. and most of the U.S. subsidiaries of Quiksilver, Inc., and the European Facility would also be guaranteed by Quiksilver Deluxe SARL, a Luxemburg company, and certain other foreign subsidiaries of Quiksilver, Inc. The Term Facilities would be secured primarily by a first or second-priority security interest in substantially all property related to the Company’s Americas business.
     Quiksilver Americas would have the right to prepay the U.S. Facility in full or in part at any time without penalty, provided that if the U.S. Dollar has depreciated against the Euro, any voluntary prepayment in the first three years would entitle Rhône to an additional amount to compensate for such depreciation, subject to a cap. Quiksilver Americas would be required to make mandatory prepayments of the U.S. Facility without penalty (i) in full, upon a change in control, (ii) with net cash proceeds from certain asset sales outside the ordinary course of business, subject to prepayments under the Revolving Facility, and (iii) upon the occurrence of any other event that results in a mandatory prepayment pursuant to the Revolving Facility (described below), subject to prepayments under the Revolving Facility. Mandatory prepayment of the European Facility without penalty would be required (i) in full, upon a change in control and (ii) with net cash proceeds of certain asset sales by certain European subsidiaries.

     There are a number of conditions to Rhône’s obligation to provide the Term Facilities. The closing and initial funding of the Revolving Facility must have occurred, the closing of a new European term and revolving credit facility with respect to certain European subsidiaries of Quiksilver, Inc. (the “French Facility”) must have occurred, and various other customary closing conditions must have been satisfied, including the documentation of the Term Facilities. Upon closing of the Term Facilities, Rhône would receive an upfront fee of 3% of the aggregate principal amount of the Term Facilities and, upon final payment of the U.S. Facility, an additional payment of up to $1.5 million.
     The Term Facilities would provide for certain representations and warranties and restrictive covenants usual for facilities and transactions of this type.
     In order to induce Rhône to make the commitments set forth in the Term Facilities Commitment Letter and to induce Rhône to designate directors to serve on Quiksilver, Inc.’s Board of Directors, Quiksilver, Inc. agreed that it will issue to Rhône warrants to purchase shares of common stock of Quiksilver, Inc. (the “Warrants”) on the earlier of (i) the closing date of the Term Facilities and (ii) in the event the closing date does not occur and Rhône is willing to fund the Term Facilities in accordance with the terms of the Term Facilities Commitment Letter, the date on or prior to nine months after the date of the Term Facilities Commitment Letter on which the Company enters into a definitive agreement for the sale of its D.C. Shoes business or the Company enters into an alternative financing transaction (excluding the Revolving Facility, the French Facility and refinancing transactions by Quiksilver, Inc.’s Australian and Asian subsidiaries) to refinance existing indebtedness of the Company. In the case of (ii) above, the Warrants would be exercisable for a number of shares of common stock equal to 10% of the number of Quiksilver, Inc.’s common equity securities outstanding at the time of the issuance of the Warrants. Otherwise, the Warrants would be exercisable for a number of shares of common stock equal to 20% (less one share) of the number of common equity securities outstanding at the time of the issuance of the Warrants. The Warrants would be fully earned and vested upon issuance. The exercise price of the Warrants would be equal to $1.86 per share and the Warrants would be exercisable at any time during their seven-year term by paying the exercise price in cash, pursuant to a “cashless exercise” of the Warrant or by a combination thereof.
     The exercise price and number of common shares issuable upon exercise of the Warrants would be subject to customary adjustments for certain events and, if Quiksilver, Inc. issues common stock (or securities convertible or exchangeable into common stock) at a price per share less than $1.86, the exercise price of the Warrants would be decreased using a weighted-average ratchet formula. To the extent that an adjustment to the Warrants would require stockholder approval under the NYSE listing rules, the Warrants would be exercisable for shares of non-voting preferred stock of Quiksilver, Inc., with the same economic rights (including the right to participate in any change of control) as a share of common stock, other than a fixed dividend right, to be mutually agreed upon by Quiksilver, Inc. and Rhône. Such preferred shares would be automatically converted to common stock upon receipt of approval of Quiksilver, Inc.’s stockholders. The Warrants would not be transferable (other than within Rhône, investment vehicles it controls or limited partners of such investment vehicles) and although the common stock issued upon exercise of the Warrants would be fully transferable (except for any securities law restrictions), Rhône would agree not to transfer common stock representing more than 15% or more of the then outstanding number of shares of common stock to any one person unless approved by the Board of Directors of Quiksilver, Inc.

     Rhône would receive customary demand and piggyback registration rights with respect to the Warrants and the underlying shares. Each holder of at least 50% of the Warrants (or the shares underlying the Warrants) initially issued to such holder would have additional subscription rights pursuant to the Warrants allowing such holder to maintain its proportionate, as-if-converted ownership interest in Quiksilver, Inc., if Quiksilver, Inc. makes a public or private offering of common stock for cash, subject to certain exclusions.
     Pursuant to the Term Facilities Commitment Letter, Quiksilver has also agreed that on the issuance date of the Warrants, Quiksilver, Inc. will increase the number of authorized directors on its Board of Directors by two and fill the resulting vacancies with two directors nominated by Rhône. Rhône’s right to nominate two directors would continue until Rhône has sold one-third of the shares of common stock issued upon exercise of the Warrants, and at that time it would have the right to nominate one director which would continue until Rhône has sold two-thirds of the shares of common stock issuable upon exercise of the Warrants.
     Quiksilver Americas and Quiksilver Europe have agreed to reimburse Rhône for its fees and expenses incurred in connection with the Term Facilities Commitment Letter and related transactions, subject to certain limitations. Rhône’s commitment to provide the Term Facilities and the other obligations of the parties under the Term Facilities Commitment Letter will terminate upon written notice by Rhône on July 31, 2009 unless each Term Facility becomes effective on or before such date.
     The Term Facilities Commitment Letter is attached as Exhibit 10.1 to this Current Report on Form 8-K. The above description of the Term Facilities Commitment Letter for the Term Facilities is not complete and is qualified in its entirety by reference to the exhibit.
Revolving Facility
     On June 8, 2009, Quiksilver, Inc. and Quiksilver Americas also entered into a commitment letter (the “Revolving Credit Commitment Letter”) with Bank of America, N.A. (“Bank”), Banc of America Securities LLC (“BAS”), General Electric Capital Corporation (“GECC”), and GE Capital Markets, Inc. (“GECM”), pursuant to which the Bank and GECC committed, subject to certain conditions, to provide a senior secured asset-based revolving credit facility to Quiksilver Americas and certain of its domestic subsidiaries (collectively, the “Borrower”) in the aggregate principal amount of $200 million (the “Revolving Facility”). The Revolving Facility also would include a $100 million sublimit for letters of credit. The Revolving Credit Commitment Letter is subject to the satisfaction of all specified conditions on or before June 26, 2009.
     Under the Revolving Credit Commitment Letter, the amount to be extended to the Borrower under the Revolving Facility would be limited to the lesser of (i) $200 million (with a Borrower option to expand the aggregate commitments to $250 million on certain conditions) and (ii) a borrowing base calculated based on designated percentages of eligible accounts receivable, eligible inventory and eligible credit card receivables of the Borrower, less customary reserves. Outstanding loans generally could be repaid in whole or in part at any time, without penalty, subject to certain customary limitations. The Revolving Facility would have a term of three years.

     The interest rate on borrowings under the Revolving Facility would be determined, at the Borrower’s option, as either: (i) an adjusted London Inter-Bank Offer (LIBO) rate plus a spread of 4.0% to 4.5%; or (ii) a Base Rate (as defined below) plus a spread of 3.0% to 3.5%. The Base Rate is the highest of (A) the prime rate, (B) the federal funds effective rate plus 0.5%, or (C) the LIBO rate for an interest period of one month plus 1% per annum. The applicable spreads would be based upon the average daily excess availability under the Revolving Facility. The applicable rate of interest under the Revolving Facility would increase by 2% during an event of default.
     The Revolving Facility would be guaranteed by Quiksilver, Inc. and most of its domestic subsidiaries that are not borrowers under the Revolving Facility (collectively, the “Guarantors”). The obligations of the Borrower under the Revolving Facility generally would be secured by (i) a first priority security interest in the inventory and accounts receivable of the Borrower and the Guarantors, together with all general intangibles (excluding intellectual property rights) and other property related to the inventory and accounts receivable, (ii) a second priority security interest in substantially all other personal property of the Borrower and Guarantors and (iii) a second priority pledge of the shares of each domestic subsidiary of the Borrower and Guarantors.
     The Revolving Facility would also contain customary default provisions. The Revolving Facility also would provide for certain representations and warranties and restrictive covenants usual for facilities and transactions of this type. The Borrower would pay customary agency, arrangement and upfront fees in connection with the Revolving Facility.
     The obligation of the Bank and GECC to provide the Revolving Facility is conditioned upon the closing and initial funding of the U.S. Facility (or a substantially similar facility) and various other customary closing conditions.
     The Revolving Credit Commitment Letter is attached as Exhibit 10.2 to this Current Report on Form 8-K. The above description of the Revolving Credit Commitment Letter for the Revolving Facility is not complete and is qualified in its entirety by reference to the exhibit.
Item 3.02 Unregistered Sales of Equity Securities
     See the discussion of the Warrants to be issued pursuant to the Term Facilities Commitment Letter under Item 1.01. The Warrants are being offered in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. There are no underwriters, underwriting discounts or commissions involved in the transaction.
     On June 8, 2009, the Company entered into a new sponsorship agreement with Kelly Slater pursuant to which it extended its sponsorship of Kelly Slater for an additional five years. Mr. Slater agreed to accept three million shares of Quiksilver, Inc.’s common stock in partial payment of the sponsorship fee. The issuance of such shares is subject to stockholder approval. The shares would be offered in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. There are no underwriters, underwriting discounts or commissions involved in the transaction.

Item 9.01 Financial Statements and Exhibits
     (c) Exhibits

Exhibit No.	Exhibit Title or Description
10.1	Term Facilities Commitment Letter

10.2	Revolving Credit Commitment Letter

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2009	Quiksilver, Inc. (Registrant)
	By:	/s/ Joseph Scirocco
Joseph Scirocco
Chief Financial Officer

Index to Exhibits

Exhibit No.	Exhibit Title or Description
10.1	Term Facilities Commitment Letter

10.2	Revolving Credit Commitment Letter